Exhibit 99.1

4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:

Theodore Stalick, SVP/CFO

(323) 937-1060

www.mercuryinsurance.com

For Release: May 5, 2026

Mercury General Corporation Announces First

Quarter Results and Declares Quarterly Dividend

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the first quarter of 2026:

Consolidated Highlights

	Three Months Ended March 31,		Change
	2026	2025	$	%
(000’s except per-share amounts and ratios)
Net premiums earned (2)	$1,452,413	$1,283,069	$169,344	13.2
Net premiums written (1) (2)	$1,550,118	$1,314,380	$235,738	17.9
Direct premiums written (1)	$1,572,741	$1,445,443	$127,298	8.8
Net realized investment (losses) gains, net of tax (3)	$(3,589)	$18,424	$(22,013)	(119.5)
Net income (loss)	$190,421	$(108,327)	$298,748	NM
Net income (loss) per diluted share	$3.44	$(1.96)	$5.4	NM
Operating income (loss) (1)	$194,010	$(126,751)	$320,761	NM
Operating income (loss) per diluted share (1)	$3.50	$(2.29)	$5.79	NM
Catastrophe losses net of reinsurance (4)	$93,000	$447,000	$(354,000)	(79.2)
Combined ratio (5)	89.3%	119.2%	—	(29.9	) pts

NM = Not Meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles (“GAAP”), are defined in “Information Regarding GAAP and Non-GAAP Measures” and are reconciled to the most directly comparable GAAP measures in “Supplemental Schedules.”

(2)

Net premiums earned and net premiums written for the three months ended March 31, 2025 include $76 million and $127 million, respectively, of increased ceded reinsurance premiums due to the Company’s reinsurance treaty being fully used up and from the reinstatement of the Company’s catastrophe reinsurance benefits following the Palisades and Eaton wildfires in January 2025.

(3)

Net realized investment (losses) gains before tax was $(5) million and $23 million for the three months ended March 31, 2026 and 2025, respectively. The changes in fair value of the Company’s investments are recorded as part of net realized investment gains or losses in its consolidated statements of operations due to the adoption of the fair value option under GAAP.

(4)

The majority of 2026 catastrophe losses resulted from adverse reserve development on the Palisades and Eaton wildfires, and storms in California, Texas and Oklahoma. The majority of 2025 catastrophe losses resulted from the Palisades and Eaton wildfires.

(5)

The Company experienced favorable development of approximately $9 million and $51 million on prior accident years’ loss and loss adjustment expense reserves for the three months ended March 31, 2026 and 2025, respectively. The favorable development for the first quarter of 2026 was primarily attributable to lower than estimated losses in the automobile line of insurance business, partially offset by adverse development on the homeowners line of insurance business, including adverse development on the prior years’ catastrophe losses. The favorable development for the first quarter of 2025 was primarily attributable to lower than estimated losses in the automobile line of insurance business, and the homeowners line of insurance business, including favorable development on prior years’ catastrophe losses.

Investment Results

	Three Months Ended March 31,
	2026	2025
(000’s except average annual yield)
Average invested assets at cost (1)	$6,643,376	$5,594,499
Net investment income (2) (3)
Before income taxes	$85,636	$81,479
After income taxes	$72,859	$67,850
Average annual yield on investments (2) (3)
Before income taxes	4.5%	4.9%
After income taxes	3.9%	4.1%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets excluding cash for each period.

(2)

Net investment income includes interest income earned on cash of approximately $11.2 million and $13.1 million ($8.9 million and $10.3 million after tax) for the three months ended March 31, 2026 and 2025, respectively. Average annual yield on investments does not include interest income earned on cash.

(3)

Higher net investment income before and after income taxes for the three months ended March 31, 2026 compared to the corresponding period in 2025 resulted largely from higher average invested assets. Average annual yield on investments before income taxes for the three months ended March 31, 2026 decreased from the corresponding period in 2025, primarily due to an increase in tax-exempt investments with lower pre-tax yields, combined with lower yields on floating rate investments resulting from lower short-term market interest rates. Average annual yield on investments after income taxes for the three months ended March 31, 2026 decreased from the corresponding period in 2025, primarily due to lower yields on floating rate investments resulting from lower short-term market interest rates.

The Board of Directors declared a quarterly dividend of $0.3175 per share. The dividend will be paid on June 25, 2026 to shareholders of record on June 11, 2026.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers and direct-to-consumer sales in many states. For more information, visit the Company’s website at www.mercuryinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company’s insurance products, inflation and general economic conditions, including general market risks associated with the Company’s investment portfolio; the accuracy and adequacy of the Company’s pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general, including subrogation recovery estimates; the Company’s ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in the states where it operates; legislation adverse to the automobile or homeowners insurance industry or business generally that may be enacted in the states where the Company operates; the Company’s success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the Company’s ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; effects of changing climate conditions; pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases; court decisions and trends in litigation and health care and auto repair costs; changes in global trade policies, including trade barriers or restrictions; and legal, cybersecurity, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on February 17, 2026.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES

SUMMARY OF OPERATING RESULTS

(000’s except per-share amounts and ratios)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Net premiums earned	$1,452,413	$1,283,069
Net investment income	85,636	81,479
Net realized investment (losses) gains	(4,543)	23,321
Other	6,303	6,010

Total revenues	1,539,809	1,393,879

Expenses:
Losses and loss adjustment expenses	932,950	1,220,813
Policy acquisition costs	240,502	228,720
Other operating expenses	123,887	79,453
Interest	6,817	7,189

Total expenses	1,304,156	1,536,175

Income (loss) before income taxes	235,653	(142,296)
Income tax expense (benefit)	45,232	(33,969)

Net income (loss)	$190,421	$(108,327)

Basic average shares outstanding	55,389	55,389
Diluted average shares outstanding	55,389	55,389
Basic Per Share Data
Net income (loss)	$3.44	$(1.96)
Net realized investment (losses) gains, net of tax	$(0.06)	$0.33
Diluted Per Share Data
Net income (loss)	$3.44	$(1.96)
Net realized investment (losses) gains, net of tax	$(0.06)	$0.33
Operating Ratios-GAAP Basis
Loss ratio	64.2%	95.1%
Expense ratio	25.1%	24.0%

Combined ratio (a)	89.3%	119.2%

(a)	Combined ratio for the three months ended March 31, 2025 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES

CONDENSED BALANCE SHEETS AND OTHER INFORMATION

(000’s except per-share amounts and ratios)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $5,534,785; $5,449,726)	$5,499,834	$5,430,251
Equity securities (cost $801,687; $728,460)	883,623	812,787
Short-term investments (cost $441,810; $336,978)	441,841	336,992

Total investments	6,825,298	6,580,030
Cash	1,350,883	1,315,574
Receivables:
Premiums	825,000	751,554
Allowance for credit losses on premiums receivable	(6,100)	(6,000)

Premiums receivable, net of allowance for credit losses	818,900	745,554
Accrued investment income	73,380	73,004
Other	86,557	86,508

Total receivables	978,837	905,066
Reinsurance recoverables (net of allowance for credit losses $2; $39)	47,771	109,672
Deferred policy acquisition costs	366,573	359,724
Fixed assets, net	150,854	146,880
Operating lease right-of-use assets	12,153	12,125
Deferred income taxes	31,821	30,637
Goodwill	42,796	42,796
Other intangible assets, net	6,613	6,827
Other assets	59,266	51,338

Total assets	$9,872,865	$9,560,669

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and loss adjustment expense reserves	$3,646,201	$3,633,338
Unearned premiums	2,353,558	2,255,935
Notes payable	574,626	574,527
Accounts payable and accrued expenses	394,423	448,703
Operating lease liabilities	12,652	12,328
Current income taxes	77,180	30,770
Other liabilities	224,115	187,793
Shareholders’ equity	2,590,110	2,417,275

Total liabilities and shareholders’ equity	$9,872,865	$9,560,669

OTHER INFORMATION
Common stock shares outstanding	55,389	55,389
Book value per share	$46.76	$43.64
Statutory surplus (a)	$2.58 billion	$2.39 billion
Net premiums written to surplus ratio (a)	2.31	2.39
Debt to total capital ratio (b)	18.2%	19.2%
Portfolio duration (including all short-term instruments) (a) (c)	4.4 years	4.4 years
Policies-in-force (company-wide “PIF”) (a)
Personal Auto PIF	1,057	1,044
Homeowners PIF	906	883
Commercial Auto PIF	34	34
All Other PIF (d)	311	304

Total PIF	2,308	2,265

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders’ Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.
(d)

All Other PIF represents the combined PIF of all the other smaller lines of insurance business, which in aggregate accounted for only 6.1% of the total company-wide direct premiums written for the three months ended March 31, 2026.

SUPPLEMENTAL SCHEDULES

(000’s except per-share amounts and ratios) (unaudited)
	Three Months Ended March 31,
	2026	2025
Reconciliations of Comparable GAAP Measures to Operating Measures (a)
Net premiums earned	$1,452,413	$1,283,069
Change in net unearned premiums	97,705	31,311

Net premiums written	$1,550,118	$1,314,380

Assumed premiums written	$(39,965)	$(25,733)
Ceded premiums written	$62,588	$156,796

Direct premiums written	$1,572,741	$1,445,443

Incurred losses and loss adjustment expenses	$932,950	$1,220,813
Change in net loss and loss adjustment expense reserves	(13,422)	(285,112)

Paid losses and loss adjustment expenses	$919,528	$935,701

Net income (loss)	$190,421	$(108,327)

Less: Net realized investment (losses) gains	(4,543)	23,321
Tax on net realized investment (losses) gains (b)	(954)	4,897

Net realized investment (losses) gains, net of tax	(3,589)	18,424

Operating income (loss)	$194,010	$(126,751)

Per diluted share:
Net income (loss)	$3.44	$(1.96)
Less: Net realized investment (losses) gains, net of tax	(0.06)	0.33

Operating income (loss)	$3.50	$(2.29)

Combined ratio	89.3%	119.2%
Effect of estimated prior periods’ loss development	0.6%	4.0%

Combined ratio-accident period basis (c)	89.9%	123.1%

(a)	See “Information Regarding GAAP and Non-GAAP Measures.”
(b)	Based on federal statutory rate of 21%.
(c)	Combined ratio-accident period basis for the three months ended March 31, 2025 does not sum due to rounding.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income (loss) is the GAAP measure that is most directly comparable to operating income (loss). Operating income (loss) is net income (loss) excluding realized investment gains and losses, net of tax. Operating income (loss) is used by management along with the other components of net income (loss) to assess the Company’s performance. Management uses operating income (loss) as an important measure to evaluate the results of the Company’s insurance business. Management believes that operating income (loss) provides investors with a valuable measure of the Company’s ongoing performance as it reveals trends in the Company’s insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income (loss) highlights the results from ongoing operations and the underlying profitability of the Company’s core insurance business. Operating income (loss), which is provided as supplemental information and should not be considered as a substitute for net income (loss), does not reflect the overall profitability of the Company’s business. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of net income (loss) to operating income (loss).

Net premiums earned, the most directly comparable GAAP measure to net premiums written and direct premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period net of any applicable reinsurance; direct premiums written is such a measure before any applicable reinsurance. Net premiums written and direct premiums written are designed to determine production levels and are meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of net premiums earned to net premiums written and direct premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods’ loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company’s results of operations that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See “Supplemental Schedules” above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.